UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TRUSTREET PROPERTIES, INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date filed:

On January 25, 2007, the Registrant sent the enclosed letter, dated January 24, 2007, to its shareholders.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

January 24, 2007

Dear Fellow Stockholders:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Trustreet Properties, Inc. (the “Company”) to be held on February 22, 2007. Your vote is requested for this important meeting.

At the Special Meeting, stockholders are being asked to consider and vote on a proposal to approve an Agreement and Plan of Merger that we entered into on October 30, 2006, which provides for the acquisition of the Company by a wholly-owned subsidiary of General Electric Capital Corporation. Upon completion of the merger, our common stockholders will receive $17.05 in cash, without interest, for each share of the Company’s common stock they own.

According to our latest records, we have not yet received your proxy for this important meeting. Our board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that you vote “FOR” the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The approval of the proposed merger requires the affirmative vote of holders owning at least a majority of the outstanding shares of our common stock that are entitled to vote at the special meeting. Accordingly, the vote of every stockholder is important. If a stockholder does not vote, it has the same effect as voting against the merger agreement. We urge you to act today to vote your shares.

Please submit your vote in this important matter regarding the Company – by voting by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. See reverse side of this letter for additional instructions regarding voting.

Thank you for your cooperation and continued support.

Sincerely,

Curtis B. McWilliams

President and Chief Executive Officer

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS

IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy or voting instruction form today. Remember, a failure to vote is equivalent to a vote against the merger agreement. Please refer to your proxy or voting instruction form for instructions. Street name stockholders: Your bank or broker cannot vote your shares on the merger proposal unless it receives your specific instructions. Please return your vote promptly. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-697-6975.